Industry Canada | Industrie Canada

Certificate of Amendment

Certificat de modification

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

Evolving Gold Corp.

Name of corporation-Dénomination de la société

610952-7

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

March 27, 2008 / le 27 mars 2008

Date of Amendment - Date de modification

Canada

ELECTRONIC TRANSACTION REPORT | **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) | **CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)**

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société
Evolving Gold Corp.	610952-7

3. **The articles of the above-named corporation are amended as follows:**
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

Item 7 of the Articles of Incorporation be deleted in its entirety;

Altering Item 7 of the Articles to read:

"7. Other Provisions, if any -

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors so appointed shall not at any time exceed 1/3 of the number of directors elected at the previous annual general meeting of the Corporation."

Date	Name - Nom	Signature	Capacity of - en qualité
2008-03-27	DESMOND BALAKRISHNAN		AUTHORIZED OFFICER

Canada